UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 20, 2005

Intrepid Holdings, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0465858 001-16173 (I.R.S. Employer Identification No.) (Commission File No)	160 Wimberley Ranch Dr., Wimberley, Texas (Address of principal executive offices)
Issuer's telephone number: (281) 814-5242	78676 (Zip Code)

Former Name or Address if changed since last report:  7550 IH-10 West, 14th Floor, San Antonio, TX 78229.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01 Changes in Control of Registrant

On January 14, 2005 Ms. Mary Jane Hines purchased 1,000,000 common restricted shares from Aegis Fuel Technologies, Inc. for a price of $22,000.00.  The 1,000,000 common restricted shares represent 9.7% of the outstanding 10,240,000 common shares.

On the same date Galleria Security Corporation purchased 8,000,000 common restricted shares from Aegis Fuel Technologies, Inc. for the price of $178,000.  The 8,000,000 common restricted shares represent 78% of the outstanding 10,240,000 common shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2005 the Board of Directors elected and appointed Thomas John Cloud, Jr. as Director of Intrepid Holdings, Inc.  On that same date Jesse L. Whittenton, Jim Karlak and Cliff Hagler resigned as Officers and Directors of the Company.

Thomas John Cloud, Jr., served as President of Oxford Financial Group from 1996 until the change-of-control with Oxford Representatives Group was completed in 2000. He holds Series 7, 63, and 24 licenses from the NASD and managed the Houston office of Oxford Financial for four years.  Mr. Cloud served as Chief Executive Officer, President and Director of Systems Management Solutions, Inc., formerly known as Supreme Holdings, Inc., from May 2002 until July 1, 2003.  From July 2003 until now Mr. Cloud was a Management Consultant for both private and public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Intrepid Holdings, Inc.

By: /s/ Thomas John Cloud, Jr.
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Thomas John Cloud, Jr.

Director

January 20, 2005

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